Exhibit 4.1

urban-gro Promissory Note

PROMISSORY NOTE

$395,556.00	Denver, CO

August 8, 2025

FOR VALUE RECEIVED, urban-gro, Inc. (the “Borrower”) promises to pay in lawful money of the United States to the order of J Brrothers LLC (“Lender”) on or before the eight month anniversary of the date above, an amount not to exceed the principal sum of THREE HUNDRED NINETY-FIVE THOUSAND FIFTY-FIVE HUNDRED SIX DOLLARS ($395,556.00), and to pay interest to the Lender on the outstanding principal amount of this Promissory Note in accordance with the provisions hereof.

This Promissory Note is subject to the following additional provisions:

1. PRIMARY BUSINESS TERMS

1.1 Maturity Date. The final and absolute maturity date of this Promissory Note (the “Maturity Date”) shall be March 18, 2026.

1.2 Interest. From the date of this Promissory Note until all sums owed on this Promissory Note are paid in full, interest shall be applied on the outstanding principal amount of the Promissory Note and accrue an annual rate of 12% interest, applying a simple interest method of allocating a fixed monthly payment to principal and interest.

1.3 Monthly Payments. The Promissory Note will be repaid in monthly installments of principal and interest based on an amortization schedule of eight (8) months, such schedule is enclosed as Schedule A hereto. The monthly amortized payment amounts as of the date hereof for the first seven months are $50,000.00 per month. The final monthly payment is $64,046.95. Monthly payments on the Promissory Note are due and payable on the 18th day of each month, with the first payment due August 18, 2025. All remaining principal and accrued interest outstanding on the Promissory Note not paid in the monthly payments will be due and payable on the eighth month anniversary of the Promissory Note.

1.4 Late Charge. If any payment due under this Promissory Note is not received by Lender within 10 calendar days after its due date, Borrower shall pay a late charge equal to 5% of the amount then due.

1.5 Prepayment. The Borrower may prepay any payment or any accrued and unpaid interest thereon without further premium or penalty. Any payment made pursuant to this Promissory Note shall be credited first to interest then due, the remainder of the payment to principal, and interest shall thereupon cease upon the principal so credited.

1.6 Share Issuance. As additional compensation for Lender lending the principal amount to Borrower pursuant to the Promissory Note, the Borrower shall issue to Lender One Hundred Fifty Thousand (150,000) unregistered shares of common stock of the Borrower (the “Shares”). In connection with the issuance by the Borrower of the Shares to the Lender, Lender will sign and return the attestation as enclosed as Schedule B hereto.

urban-gro Promissory Note

2. REPRESENTATIONS AND WARRANTIES

2.1 Borrower’s Representations and Warranties.

a. Organization and Authorization. Borrower is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. Borrower has the power and authority to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery, and performance of this Promissory Note executed and delivered by Borrower.

b. Tax Returns. Borrower has filed all required federal, state and local tax returns and has paid all taxes as shown on such returns as they have become due. No claims against Borrower have been assessed or are unpaid with respect to any such taxes.

c. No Violation. BORROWER IS OBTAINING THE LOAN SOLELY FOR THE PURPOSE OF CONDUCTING A COMMERCIAL ENTERPRISE FOR PROFIT, AND LOAN PROCEEDS ARE NOT INTENDED TO BE USED, AND WILL NOT BE USED, FOR FAMILY, HOUSEHOLD, AGRICULTURAL OR PERSONAL PURPOSES. This Promissory Note constitutes the legal, valid and binding obligations of Borrower and all Obligors, enforceable against Borrower and all Obligors in accordance with their respective terms, except to the extent such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, moratorium or other laws affecting creditors’ rights generally and by general principles of equity.

2.2. Continuing Nature of Representations and Warranties. Unless Lender is notified to the contrary in writing, the representations and warranties made by Borrower in Section 2.1 shall remain true and accurate in all respects until the Loan has been paid and satisfied in full. Borrower shall promptly notify Lender in writing if any of the representations and warranties made by Borrower in Section 2.1 should become untrue, inaccurate or incomplete.

3. DEFAULT AND REMEDIES

3.1 Events of Default. Each of the following shall constitute an event of default under this Promissory Note (“Event of Default”):

a. Failure to Pay. The failure of Borrower to pay to Lender when and as due and payable any and all amounts payable by Borrower to Lender under the provisions of this Promissory Note, which failure remains uncured for 5 calendar days.

b. Failure to Perform. Borrower fails to perform or observe any covenant or agreement contained in this Promissory Note.

c. Failure of Representation or Warranty. The failure of any representation or warranty made by Borrower in this Promissory Note or any information contained in any financial statement, application, schedule, report, or any other document given by Borrower in connection with the Loan or this Promissory Note to be true, accurate and complete in all material respects and not misleading.

urban-gro Promissory Note

d. Voluntary Bankruptcy, Etc. Borrower: (i) voluntarily is adjudicated as bankrupt or insolvent, (ii) seeks or consents to the appointment of a receiver or trustee for itself or for all or any part of its property, (iii) files a petition seeking relief under the bankruptcy or similar laws of the United States or any state or any other competent jurisdiction, (iv) makes a general assignment for the benefit of creditors, or (v) admits in writing its inability to pay its debts as they mature.

e. Involuntary Bankruptcy, Etc. A court of competent jurisdiction enters an order, judgment or decree appointing, without the consent of Borrower, a receiver or trustee for Borrower for all or any part of its property or approving a petition filed against it or him seeking relief under the bankruptcy or other similar laws of the United States or any state or other competent jurisdiction, and such order, judgment or decree shall remain in force undischarged or unstayed for a period of 60 calendar days.

f. Transfers of Property or Interests. The sale, transfer or encumbrance of (i) all, substantially all, or a material part of the personal property or other assets of Borrower.

g. Extraordinary Acts. The sale, dissolution, merger, consolidation, liquidation, or reorganization of Borrower.

3.2 Remedies. Upon the occurrence of an Event of Default, in addition to all other rights and remedies available to Lender under applicable law, Lender shall have the following rights and remedies:

a. Acceleration. Lender, in Lender’s sole discretion, may declare this Promissory Note, and all other liabilities of Borrower to Lender to be immediately due and payable; provided, however, that this Promissory Note and all such other liabilities shall be deemed automatically due and payable in full immediately upon the occurrence of an Event of Default described in Section 3.1(g) or Section 3.1(h) above or as otherwise provided herein without presentment, demand, protest, or notice of any kind, and Lender’s obligation to make advances under this Promissory Note shall automatically terminate without notice or further action by Lender. The tender and acceptance of partial payments alone shall not rescind or affect in any way any acceleration of maturity.

b. Default Interest Rate. Lender, in Lender’s sole discretion and without notice or demand, may raise the rate of interest accruing on the principal balance outstanding under this Promissory Note by 5 percentage points above the rate of interest otherwise applicable, independent of whether the holder elects to accelerate the principal balance outstanding under this Promissory Note.

c. Setoff. Lender may set off any amounts owed by Lender to Borrower. Such powers and rights granted under this Section 3.2 may be exercised from time to time as often as Lender may elect.

Such powers and rights granted under this Section 3.2 may be exercised from time to time as often as Lender may elect.

urban-gro Promissory Note

3.3 Expenses of Collection and Attorneys’ Fees. If this Promissory Note is referred to an attorney for collection, whether or not judgment has been confessed or suit has been filed, Borrower shall pay all of Lender’s costs, fees and expenses, including attorneys’ fees actually incurred, resulting from such referral.

4. MISCELLANEOUS

4.1  Assignment. This Promissory Note may be assigned by Lender or any holder at any time or from time to time. This Promissory Note shall inure to the benefit of and be enforceable by Lender and Lender’s successors and assigns and any other Person to whom Lender or any holder may grant an interest in Borrower’s obligations under this Promissory Note, and shall be binding and enforceable against Borrower and Borrower’s representatives, successors, and assigns.

4.2 Waiver. The Borrower expressly waives all notices, demands, presentments, protests, and all other suretyship and similar defenses in connection with the execution, delivery, payment and enforcement of this Promissory Note. No indulgence granted by Lender hereof in any instance shall constitute a waiver or consent to any other indulgence in any other similar or dissimilar, prior or subsequent instance. This Promissory Note may not be amended, modified, or supplemented except by written agreement signed by the Lender and the Borrower. Time is of the essence with respect to all obligations of Borrower under this Promissory Note.

4.3 Notices. Any and all notices or other communications or deliveries to be provided by the Lender hereunder shall be in writing and delivered personally, by facsimile, by email or sent by a nationally recognized overnight courier service, addressed to the Borrower, at the address set forth below, or such other facsimile number, email or address as the Borrower may specify for such purpose by notice to the Lender delivered in accordance with this Section.

If to Lender:	J Brrothers LLC
2036 N Gilbert Rd., Suite 2-612
Mesa, AZ 85203
Attn: Jigar Patel

With a copy to:	Maureen Watkins, Esq.

If to Borrower:	urban-gro, Inc.
1751 Panorama Point, Unit G
Lafayette, CO 80026
Attn: Bradley Nattrass

With a copy to:	Christian Monson

urban-gro Promissory Note

4.4 Governing Law; Consent to Jurisdiction; Venue. All questions concerning the construction, validity, enforcement and interpretation of this Promissory Note shall be governed by and construed and enforced in accordance with the internal laws of the State of Colorado, without regard to the principles of conflict of laws thereof. Borrower agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by this Promissory Note or the other agreements (whether brought against Borrower or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in the City of Denver, County of Denver (the “Denver Courts”). Borrower hereby irrevocably submits to the exclusive jurisdiction of the Denver Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of this Promissory Note), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such Denver Courts, or such Denver Courts are improper or inconvenient venue for such proceeding. Borrower hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to Borrower at the address in effect for notices to it under this Promissory Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. If Lender shall commence an action or proceeding to enforce any provisions of this Promissory Note, then Lender shall be reimbursed by Borrower for its attorney’s fees and other costs and expenses reasonably incurred in the investigation, preparation and prosecution of such action or proceeding.

4.5 Usury. To the fullest extent permitted by law, the Borrower agrees not to insist upon or plead or in any manner whatsoever claim, and shall resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, in force at the time of execution of this Promissory Note or hereafter, in connection with any action that may be brought by the Lender in order to enforce any right or remedy under this Promissory Note. Notwithstanding any provision to the contrary contained herein, it is expressly agreed and provided that the total liability of the Borrower under this Promissory Note for payments in the nature of interest shall not exceed the maximum lawful interest rate authorized under applicable law. If the effective interest rate otherwise applicable under this Promissory Note exceeds such maximum lawful interest rate, then such applicable interest rate shall be reduced so as not to exceed such maximum lawful interest rate.

4.6 Unconditional Obligations. Borrower’s obligations under this Promissory Note shall be the absolute and unconditional duty and obligation of Borrower and shall be independent of any rights of set-off, recoupment or counterclaim which Borrower might otherwise have against the holder of this Promissory Note, and Borrower shall pay absolutely the payments of principal, interest, fees and expenses required under this Promissory Note, free of any deductions and without abatement, diminution or set-off.

4.7 Waiver of Jury Trial. BORROWER, TO THE FULL EXTENT PERMITTED BY LAW, HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, WAIVES, RELINQUISHES AND FOREVER FORGOES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO THIS PROMISSORY NOTE, OR ANY CONDUCT, ACT OR OMISSION OF LENDER OR BORROWER, OR ANY OF THEIR DIRECTORS, OFFICERS, PARTNERS, MEMBERS, EMPLOYEES, AGENTS OR ATTORNEYS, OR ANY OTHER PERSONS AFFILIATED WITH LENDER OR BORROWER, IN EACH OR THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.

4.8 Partial Invalidity. If any section or provision of this Promissory Note is declared invalid or unenforceable by any court of competent jurisdiction, said determination shall not affect the validity or enforceability of the remaining terms hereof. No such determination in one jurisdiction shall affect any provision of this Promissory Note to the extent it is otherwise enforceable under the laws of any other applicable jurisdiction.

4.9 Full Power and Authority. Borrower has the full power and ability to execute and deliver this Promissory Note, and this Promissory Note constitutes the valid and binding obligation of Borrower, enforceable in accordance with its terms.

4.10  Business Purpose Declaration. Borrower hereby agrees and acknowledges that the credit to be provided to Borrower by Lender in connection with this loan is to be used wholly or predominantly for business or investment purposes (or for both purposes).

(Signature Page Follows)

urban-gro Promissory Note

In Witness Whereof, the Borrower has caused this Promissory Note to be duly executed and delivered as of the first date above written.

WITNESS:		BORROWER:

Urban-gro, Inc.

By:	/s/ Christian Monson	By:	/s/ Bradley Nattrass
Name:	Christian Monson	Name:	Bradley Nattrass
		Title:	CEO

urban-gro Promissory Note

Schedule A

Amortization Table

Month	Payment	Interest	Principal Paid	Remaining Balance
1	$50,000	$3,955.56	$46,044.44	$349,511.56
2	$50,000	$3,495.12	$46,504.88	$303,006.68
3	$50,000	$3,030.07	$46,969.93	$256,036.75
4	$50,000	$2,560.37	$47,439.63	$208,597.12
5	$50,000	$2,085.97	$47,914.03	$160,683.09
6	$50,000	$1,606.83	$48,393.17	$112,289.92
7	$50,000	$1,122.90	$48,877.10	$63,412.82
8	$64,046.95	$634.13	$63,412.82	$0.00

urban-gro Promissory Note

Schedule B

Lender Attestation

In connection with the issuance by the Borrower of the Shares to the Lender:

●	Lender hereby represents and warrants to the Borrower that it is acquiring the Shares for its own account, not as nominee or agent, and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”);

●	Lender understands that (i) the Shares have not been registered under the Securities Act; (ii) the Shares are being issued pursuant to an exemption from registration, based in part upon the Borrower’s reliance upon the statements and representations made by Lender in this Consent, and that the Shares must be held by Lender indefinitely, and that the Lender must, therefore, bear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration; (iii) each certificate or book entry representing the Shares will be endorsed with substantially the following legend until the earlier of (1) the Shares have been registered for resale by Borrower, provided that Borrower is under no obligation to effect such registration, or (2) the date the Shares are eligible for sale under Rule 144 under the Securities Act:

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

The Borrower will instruct any transfer agent not to register the transfer of the Shares (or any portion thereof) until the applicable date set forth in clause (iii) above unless the conditions specified in the foregoing legends are satisfied, or other satisfactory assurances of such nature are given to the Borrower.

●	Lender has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in connection with the receipt of the Shares. Lender has, in connection with its decision to acquire the Shares, relied only upon the representations and warranties contained herein. Further, Lender has had such opportunity to obtain additional information and to ask questions of, and receive answers from, the Borrower, concerning the terms and conditions of the investment and the business and affairs of the Borrower, as Lender considers necessary in order to form an investment decision;

●	Lender is an “accredited investor” as such term is defined in Rule 501(a) of the rules and regulations promulgated under the Securities Act;

●	Lender is not acquiring the Shares as a result of any advertisement, article, notice or other communication regarding the Shares published in any newspaper, magazine or similar media or broadcast over the television or radio or presented at any seminar or any other general solicitation or general advertisement;

urban-gro Promissory Note

●	Lender understands that nothing in this Consent, or any other materials presented to Lender in connection with its acquisition of the Shares, constitutes legal, tax or investment advice. Lender has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its acquisition of Shares;

●	Lender acknowledges that it has independently evaluated the merits of the transactions contemplated by this Consent, that it has independently determined to enter into the transactions contemplated hereby, that it is not relying on any advice from or evaluation by any other person;

●	Lender acknowledge and agree that he/it has had the opportunity to consult its own independent legal, tax, accounting and other advisors and Lender’s tax and other economic consequences to itself of the purchase, receipt or ownership of the Shares being acquired by Lender hereunder, including the tax consequences under federal, state, local and other income tax laws of the United States or any other country, and the possible effects of changes in such tax laws; and

●	Lender is not relying on the Borrower or any of its affiliates or any of their respective employees, agents, representatives or advisors with respect to the legal, tax, economic and related considerations of an investment in the Shares.

Attested, acknowledged and agreed to by Lender:

J Brrothers LLC

By:	/s/ Jigar Patel
Name:	Jigar Patel
Title:	Manager